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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of John H. Harland Company on Form S-8 of our report dated January 30, 2002, appearing in the Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Atlanta, Georgia
October 21, 2002